UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2007

GOFISH CORPORATION
(f/k/a/ Unibio Inc.)
(Exact name of registrant as specified in its charter)

333-131651
(Commission File Number)

Nevada	20-2471683
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

706 Mission Street, 10th Floor, San Francisco, California 94103
(Address of principal executive offices, with zip code)

(415) 738-8706
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address,
if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 31, 2007, GoFish Corporation (the “Company”), BM Acquisition Corp. Inc. (the “Merger Subsidiary”), Bolt, Inc. (a/k/a Bolt Media Inc.) (“Bolt”) and John Davis entered into a Second Amendment (the “Second Amendment”) to the Agreement and Plan of Merger dated as of February 11, 2007, as amended (the “Merger Agreement”). As previously disclosed, on the closing date of the merger, Bolt will merge with and into the Merger Subsidiary, with the Merger Subsidiary (to be renamed “Bolt, Inc.”) remaining as the surviving corporation and thereby becoming a wholly-owned subsidiary of the Company.

Pursuant to the terms of the Second Amendment, the parties agreed to amend the Merger Agreement to provide that the closing date shall be on such date as is mutually agreed upon by the parties up to the Termination Date (as defined in the Merger Agreement), and to provide that the Termination Date shall be changed from May 31, 2007 to June 15, 2007. All other provisions of the Merger Agreement remain unchanged.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOFISH CORPORATION

Dated: June 3, 2007
By:  /s/ Tabreez Verjee

Name:  Tabreez Verjee
Title: President